Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-215056) on Form S-8 of Polar Power, Inc. of our report dated April 1, 2019 relating to our audit of the financial statements of Polar Power, Inc., which appear in this Annual Report on Form 10-K of Polar Power, Inc. for the year ended December 31, 2018.

/s/ WEINBERG & COMPANY P.A.

WEINBERG & COMPANY P.A.

Los Angeles, California

April 1, 2019

1925 Century Park East, Suite 1120

Los Angeles, California 90067

Telephone: 310.601.2200      Facsimile: 310.601.2201

www.weinbergla.com